UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2017

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (310) 735-0085

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Aaron Coleman as Chief Executive Officer
On March 30, 2017, Aaron Coleman was appointed as Chief Executive Officer of U.S. Auto Parts Network, Inc. (the “Company”), effective immediately.
Mr. Coleman, 42, has served as our President since October 2016 and our Chief Operating Officer since September 2010. Prior to that time, Mr. Coleman served as our Executive Vice President of Operations and Chief Information Officer from April 2008 until September 2010. From July 2007 to April 2008, Mr. Coleman served as Senior Vice President - Online Systems at Blockbuster Inc., which he joined as Vice President - Online Systems in March 2005. From April 2003 to March 2005, he was the Chief Technology Officer of Travelweb LLC, which is owned by priceline.com Incorporated, and was responsible for all aspects of Travelweb’s technology, including the technology for Travelweb.com and over 40 affiliate websites, as well as the booking gateway for the merchant property processing for Orbitz and priceline.com. Mr. Coleman’s prior experience also includes serving as Manager of the Customer Technology Infrastructure group at American Airlines. Mr. Coleman holds a B.A. degree in Business Administration from Gonzaga University.
In connection with his appointment, Mr. Coleman entered into an amended and restated employment agreement with the Company (the “Employment Agreement”) which provided for the following amended terms to Mr. Coleman’s compensation as approved by the Compensation Committee of the Company’s Board of Directors (the “Board”): (i) an increase in annual base salary to $400,000, (ii) an increase in annual target bonus equal to 80% of Mr. Coleman’s base salary under the Company’s Annual Bonus Plan, and (iii) an increase in Mr. Coleman’s automobile allowance to $15,000 per year. The Employment Agreement also provides that in the event Mr. Coleman’s employment is terminated by the Company without “cause” as defined in the Employment Agreement or he resigns for “good reason” as defined in the Employment Agreement, Mr. Coleman will be entitled to increased severance benefits consisting of an annual base salary for a period of one year following termination. The other terms of Mr. Coleman’s employment with the Company remain unchanged.
On March 30, 2017, the Compensation Committee also approved the following grants to Mr. Coleman in connection with his appointment: (i) a grant of an additional 50,678 performance-based restricted stock units (“PRSUs”) under the 2016 Equity Incentive Plan (the “2016 Equity Plan”) which were granted in lieu of the increase to Mr. Coleman’s target cash bonus eligibility under the Company’s Annual Bonus Plan, provided that achievement of the Company’s objectives relating to Adjusted EBITDA for the fiscal year ending December 30, 2017 will determine the actual number of PRSUs to be earned, and provided further, that if the Company achieves certain performance metrics relating to Adjusted EBITDA, Mr. Coleman will also be eligible for a cash bonus award (the “Cash Bonus Award”) above and beyond his target bonus (represented in the form of the PRSUs) in accordance with the terms of his Performance Cash Bonus Award Agreement; (ii) a grant of restricted stock unit awards (the “RSU Award”) under the 2016 Equity Plan covering 200,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to Mr. Coleman’s service to the Company through such dates and the terms of the Employment Agreement, provided, however, that if Mr. Coleman is terminated without cause or resigns for good reason (as defined under the Employment Agreement), then the RSU Award will become fully-vested on the date of such earlier termination or resignation; and (iii) a grant of 650,000 stock options (the “Options”) under the 2016 Equity Plan, at an exercise price equal to $3.32 per share, the closing price of the Company’s common stock on the date of grant, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to Mr. Coleman’s service to the Company through such dates and the terms of the Employment Agreement.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of this agreement is qualified in its entirety by reference to the full text of the agreement, which is incorporated herein by reference. The terms and conditions of the PRSUs, Cash Bonus Award, RSU Award and Options are set forth in the forms of agreements which were previously filed by the Company as exhibits to the Form 8-K filed with the Securities and Exchange Commission on January 26, 2017.

Departure of Shane Evangelist as Chief Executive Officer
On March 30, 2017, Shane Evangelist resigned as Chief Executive Officer, effective immediately. The Company and Mr. Evangelist have entered into a Transition Consulting Services Agreement, dated March 30, 2017 (the “Consulting Agreement”), pursuant to which Mr. Evangelist will serve as a consultant to the Company through May 1, 2017 (the “Transition Period”) and assist with an orderly transition of his duties and responsibilities. During the Transition Period, Mr. Evangelist will receive a consulting fee equivalent to his prior base salary on a pro-rated basis and receive continued health care coverage through the end of the Transition Period.

The Consulting Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the foregoing description of this agreement is qualified in its entirety by reference to the full text of the agreement, which is incorporated herein by reference.

Changes in the Board of Directors

On March 30, 2017, Shane Evangelist, who currently serves as a Class I Director, and Fred Harman, who currently serves as a Class III Director, resigned from the Board, effective immediately. The Board approved a decrease in the size of the Board by one director, from nine to eight directors and appointed Mr. Coleman, the Chief Executive Officer, to fill the other resulting vacancy. Mr. Coleman will initially serve as a Class III director, with a term expiring at the Company’s 2018 annual meeting of stockholders.  Mr. Coleman has no family relationship with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As an employee of the Company, Mr. Coleman will not receive any additional compensation or equity awards in connection with his service on the Board. There was no disagreement or dispute between the departing directors and the Company that led to their decision to resign.

Item 7.01.Regulation FD Disclosure

On March 31, 2017, the Company issued a press release announcing Mr. Coleman’s promotion to Chief Executive Officer of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 30, 2017, by and between the Company and Aaron Coleman.

10.2	Transition Consulting Services Agreement, dated March 30, 2017, by and between the Company and Shane Evangelist.

99.1	Press Release, dated March 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2017	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ NEIL WATANABE
Neil Watanabe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated March 30, 2017, by and between the Company and Aaron Coleman.

10.2	Transition Consulting Services Agreement, dated March 30, 2017, by and between the Company and Shane Evangelist.

99.1	Press Release, dated March 31, 2017